Exhibit 99.1

                          AES CHINA GENERATING CO. LTD.

            STATEMENT RE: COMPUTATION OF FIXED CHARGE COVERAGE RATIO
                      (in thousands, except ratio amounts)


                                                                                 Twelve months ended August 31,
                                                                                1997                        1996
                                                                        --------------------- ---- ----------------------


   Adjusted Cash Flow
   (A) Cash Inflow:

   (i)   Dividend, distribution,  payment of interest and
         scheduled repayment of loan received by the Company
         and its Wholly Owned Subsidiaries from the Project
         Companies                                                   $                3,470     $                2,047

   (ii)  50% of the combined interest income of the Company,
         and its Wholly Owned Subsidiaries from cash, cash
         equivalents and investments in marketable securities                         3,534                      3,522
                                                                        ---------------------      ----------------------
                                                                                      7,004                      5,569
                                                                        ---------------------      ----------------------

   (B) Cash Outflow:

   (i)  Selling, general and administrative expenses of the
         Company and its Wholly Owned Subsidiaries                                      246                      1,457

   (ii) Company Designated Costs                                                      8,133                     10,928
                                                                        ---------------------      ----------------------
                                                                                      8,379                     12,385
                                                                        ---------------------      ----------------------


                                                                     $               (1,375)    $               (6,816)
                                                                        =====================      ======================

   Adjusted Interest Expenses                                        $               13,134     $                   --
                                                                        =====================      ======================

   Fixed Charge Coverage Ratio                                                           --                         --
                                                                        =====================      ======================
